Exhibit 99.1

Apollo Global Management, LLC Reports First Quarter 2014 Results

•	Apollo declares a distribution of $0.84 per Class A share for the first quarter of 2014

•	Total economic net income (“ENI”) after taxes of $219 million for the first quarter ended March 31, 2014, compared to $764 million for the comparable period in 2013

•	ENI after taxes per share of $0.55 for the first quarter ended March 31, 2014, compared to $1.95 per share for the comparable period in 2013

•	Total assets under management (“AUM”) of $159.3 billion as of March 31, 2014, compared to $114.3 billion as of March 31, 2013

•	U.S. GAAP net income attributable to Apollo Global Management, LLC of $72 million for the first quarter ended March 31, 2014, compared to $249 million for the same period in 2013

•	Apollo returned $4.4 billion and $23.6 billion of capital and realized profits to limited partner investors during the first quarter and last twelve months ended March 31, 2014, respectively

New York, May 8, 2014 - Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”) today reported results for the first quarter ended March 31, 2014.
Apollo reported ENI after taxes of $218.6 million for the first quarter ended March 31, 2014, compared to $763.6 million for the same period in 2013. The $545.0 million decrease in ENI was driven by Apollo's Incentive Business, which reported ENI of $117.2 million for the first quarter ended March 31, 2014, compared to $726.4 million for the same period in 2013. The $609.2 million year-over-year decrease in ENI for the Incentive Business was largely the result of lower carried interest income from Apollo's private equity segment during the first quarter of 2014 compared to the same period in 2013.
Apollo’s total AUM was $159.3 billion as of March 31, 2014, an increase of $45.0 billion, or 39%, compared to $114.3 billion as of March 31, 2013. Fee-generating AUM was $128.5 billion as of March 31, 2014, an increase of $46.9 billion, or 57%, compared to $81.6 billion as of March 31, 2013. The increase in total AUM and fee-generating AUM was driven by growth in Apollo's credit and private equity segments.
U.S. GAAP results for the first quarter ended March 31, 2014 included net income attributable to Apollo Global Management, LLC of $72.2 million, or $0.32 per Class A share, compared to $249.0 million, or $1.60 per Class A share, for the first quarter ended March 31, 2013.
“Our solid first quarter results highlight Apollo’s continued success in building a truly global alternative investment management firm with an outstanding team and investment track record,” said Leon Black, Chairman and Chief Executive Officer.  “The favorable secular tailwinds in our industry - including the search for yield, increasing allocations to alternatives, consolidation of general partner relationships and a shifting financial services landscape - all play to our strengths.  We believe Apollo is well-positioned to navigate the investment landscape across market cycles, and we expect our limited partners and shareholders to benefit from Apollo’s integrated investment platform for many years to come.”

Combined Segments
Total revenue for Apollo's combined segments was $509.3 million for the first quarter ended March 31, 2014, a decrease of $828.0 million, or 62%, compared to the same period in 2013, driven primarily by a $955.7 million decrease in total carried interest income offset by a $127.7 million increase in management business revenues. Total expenses for Apollo’s combined segments were $303.4 million for the first quarter ended March 31, 2014, a decrease of $278.6 million, or 48%, compared to the same period in 2013, primarily driven by a decrease in profit sharing expense.
Total revenue for Apollo's Management Business was $348.4 million for the first quarter ended March 31, 2014, an increase of $127.7 million, or 58%, from the same period in 2013. This includes management fee revenues of $223.8 million for the first quarter ended March 31, 2014, an increase of $59.5 million, or 36%, from the same period in 2013 primarily due to an increase in fee-generating AUM. In addition, there was $116.1 million of advisory and transaction fees for the first quarter ended March 31, 2014, an increase of $68.7 million, or 145%, from the same period in 2013. The significant increase in advisory and transaction fee revenue during the first quarter of 2014 was driven by the termination payment related to the initial public offering of EP Energy Corporation, transaction fees associated with certain capital deployment activities in the period, and higher monitoring fees related to Athene Holding Ltd. (together with its subsidiaries, "Athene").
Total expenses for Apollo's Management Business were $199.4 million for the first quarter ended March 31, 2014, an increase of $41.0 million, or 26%, from the same period in 2013. Total compensation expenses, including salary and benefits and equity-based compensation, were $138.6 million for the first quarter of 2014, an increase of $47.8 million from the same period in 2013. The significant increase was driven by non-cash expense of $45.6 million, or approximately $0.11 of pre-tax ENI per share, related to equity-based compensation in connection with the departure of an executive officer.
Non-compensation expenses for Apollo's Management Business were $60.8 million during the first quarter ended March 31, 2014, a decrease of $6.8 million from the same period in 2013 primarily due to lower placement fees.
Apollo's Incentive Business reported $160.9 million of total carried interest income for the first quarter ended March 31, 2014, a decrease of $955.7 million from the same period in 2013. In connection with the year-over-year decrease in carried interest income, Apollo reported total profit sharing expense of $104.0 million for the first quarter ended March 31, 2014, a decrease of $319.6 million from the same period in 2013.The decrease in total carried interest income during the period was driven by the absence of "catch-up" unrealized carried interest income from Apollo Investment Fund VI, L.P. ("Fund VI") in the first quarter of 2014 that was earned in the first quarter of 2013 as the fund crossed its preferred return hurdle, as well as lower portfolio appreciation in the first quarter of 2014 versus the same period in 2013. During the first quarter ended March 31, 2014, the Incentive Business generated $462.7 million of realized gains, which was largely attributable to dispositions relating to a number of investments held by funds managed by Apollo, including Rexnord Corporation, Athlon Energy Inc., Constellium N.V., Norwegian Cruise Line Holdings Ltd., Berry Plastics Group Inc., and Noranda Aluminum Holding Corporation.

Private Equity Segment
Apollo's private equity segment generated ENI of $111.0 million for the first quarter ended March 31, 2014, compared to $660.4 million for the same period in 2013. The year-over-year decrease in ENI was largely driven by lower carried interest income of $103.3 million for the first quarter of 2014, compared to $991.0 million for the first quarter of 2013.
Apollo's private equity funds continued to perform well as measured by internal rate of return (“IRR”) and appreciated by 2% during the first quarter ended March 31, 2014. From its inception in 2008 through March 31, 2014, Apollo Investment Fund VII, L.P. ("Fund VII") generated an annual gross and net IRR of 39% and 30%, respectively. Fund VI, which began investing in 2006, generated an annual gross and net IRR of 14% and 12%, respectively, since its inception through March 31, 2014. The combined fair value of Apollo's private equity funds, including AP Alternative Assets, L.P. (“AAA”), was 55% above cost as of March 31, 2014.
Management fees from Apollo's private equity segment were $79.4 million for the first quarter ended March 31, 2014, which increased by $13.1 million compared to the same period in 2013 due to the commencement of Apollo Investment Fund VIII, L.P.’s ("Fund VIII") investment period, partially offset by significant realizations in Funds VI and VII as well as a step-down in fee basis with respect to Fund VII. Total Management Business expenses within the private equity segment were $65.4 million for the first quarter of 2014, which increased by $7.7 million compared to the same period in 2013, primarily due to the allocation of the aforementioned equity-based compensation.
Uncalled commitments within our private equity segment were $23.7 billion as of March 31, 2014, and $0.6 billion of capital was deployed by these funds during the first quarter ended March 31, 2014. As of March 31, 2014, Apollo's private equity segment AUM was $48.1 billion, compared to $39.2 billion at March 31, 2013.
Credit Segment
Apollo's credit segment generated ENI of $161.8 million for the first quarter ended March 31, 2014, compared to ENI of $132.8 million for the first quarter of 2013. The year-over-year increase in ENI resulted from an increase in the Management Business, which generated ENI of $103.2 million for the first quarter of 2014, compared to $32.5 million for the same period in 2013 as a result of higher management fees and advisory and transaction fees.
Management fees from Apollo's credit segment were $131.6 million for the first quarter ended March 31, 2014, which increased by $47.2 million, or 56%, compared to the same period in 2013 primarily due to higher fee-generating AUM from Athene. Total Management Business expenses within the credit segment were $115.4 million for the first quarter of 2014, which increased by $31.7 million compared to the same period in 2013, primarily due to the allocation of the aforementioned equity-based compensation.
Uncalled commitments within our credit segment were $6.4 billion as of March 31, 2014, and $1.7 billion of capital was deployed by our credit funds and strategic investment accounts ("SIAs") with a defined maturity date during the first quarter ended March 31, 2014. As of March 31, 2014, Apollo's credit segment AUM was $101.2 billion, compared to $63.5 billion at March 31, 2013.
Real Estate Segment
Apollo's real estate segment had an economic net loss of $3.5 million for the first quarter of 2014, compared to an economic net loss of $0.9 million for the same period in 2013. Total revenues for the real estate segment during the first quarter of 2014 were $13.4 million, a decrease of $2.2 million, compared to the same period in 2013. Total expenses for the real estate segment during the first quarter of 2014 were $18.0 million, an increase of $0.5 million compared to the same period in 2013.
Uncalled commitments within our real estate segment were $983 million as of March 31, 2014, and $494 million of capital was deployed by our real estate funds and SIAs with a defined maturity date and funds and

SIAs in our real estate debt strategy during the first quarter ended March 31, 2014. As of March 31, 2014, Apollo's real estate segment AUM was $8.9 billion, compared to $9.4 billion at March 31, 2013.
Capital and Liquidity
As of March 31, 2014, Apollo had $1,126 million of cash and cash equivalents and $750 million of debt (which does not include a $500 million undrawn revolving credit facility). These amounts exclude cash and debt associated with Apollo's consolidated funds and consolidated variable interest entities (“VIEs”). As of March 31, 2014, Apollo had a $1,999 million carried interest receivable on an unconsolidated basis and corresponding profit sharing payable of $894 million, as well as total investments on an unconsolidated basis in its private equity, credit and real estate funds of $557 million.
Distribution
Apollo Global Management, LLC has declared a first quarter 2014 cash distribution of $0.84 per Class A share, which comprises a regular quarterly distribution of $0.15 per Class A share and a distribution of $0.69 per Class A share attributable to additional carried interest earned by our funds through realizations and Management Business earnings. This distribution will be paid on May 30, 2014 to holders of record at the close of business on May 20, 2014. Apollo intends to distribute to its shareholders on a quarterly basis substantially all of its net after tax cash flow in excess of amounts determined by its manager to be necessary or appropriate to provide for the conduct of its business. However, Apollo cannot assure its shareholders that they will receive any distributions.
Conference Call
Apollo will host a conference call on Thursday, May 8, 2014 at 11:00 a.m. Eastern Time. During the call, Leon Black, Chairman & CEO, Martin Kelly, Chief Financial Officer, and Gary Stein, Head of Corporate Communications, will review Apollo's financial results for the first quarter ended March 31, 2014. The conference call may be accessed by dialing (888) 868-4188 (U.S. domestic) or +1 (615) 800-6914 (international), and providing conference call ID 34213342 when prompted by the operator. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Investor Relations section of Apollo's website at www.agm.com.
Following the call, a replay of the event may be accessed either telephonically or via audio webcast. A telephonic replay of the live broadcast will be available approximately two hours after the live broadcast by dialing (800) 585-8367 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 34213342. To access the audio webcast, please visit Events in the Investor Relations section of Apollo's website at www.agm.com.
About Apollo
Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Toronto, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. Apollo had assets under management of approximately $159 billion as of March 31, 2014 in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

Contact Information
For inquiries regarding Apollo, please contact:
Gary M. Stein
Head of Corporate Communications
Apollo Global Management, LLC
212-822-0467
gstein@apollolp.com

Noah Gunn
Investor Relations Manager
Apollo Global Management, LLC
212-822-0540
ngunn@apollolp.com

For media inquiries regarding Apollo, please contact:

Charles Zehren
Rubenstein Associates, Inc. for Apollo Global Management, LLC
(212) 843-8590
czehren@rubenstein.com

Forward-Looking Statements
This press release may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo's expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo's Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 3, 2014, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.

APOLLO GLOBAL MANAGEMENT, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013
(dollars in thousands, except share data)

	Three Months Ended March 31,
	2014	2013
Revenues:
Advisory and transaction fees from affiliates, net	$116,065	47,419
Management fees from affiliates	209,791	150,447
Carried interest income from affiliates	165,544	1,111,207
Total Revenues	491,400	1,309,073
Expenses:
Compensation and benefits:
Equity-based compensation	58,978	45,286
Salary, bonus and benefits	80,530	73,396
Profit sharing expense	103,959	423,620
Total Compensation and Benefits	243,467	542,302
Interest expense	3,114	7,518
Professional fees	19,452	16,060
General, administrative and other	24,678	22,941
Placement fees	1,786	9,358
Occupancy	9,903	9,805
Depreciation and amortization	11,719	14,618
Total Expenses	314,119	622,602
Other Income:
Net gains from investment activities	223,408	52,133
Net gains from investment activities of consolidated variable interest entities	47,735	47,861
Income from equity method investments	22,910	27,790
Interest income	3,328	3,091
Other income, net	17,531	1,298
Total Other Income	314,912	132,173
Income before income tax provision	492,193	818,644
Income tax provision	(32,549)	(18,579)
Net Income	459,644	800,065
Net income attributable to Non-controlling Interests	(387,475)	(551,087)
Net Income Attributable to Apollo Global Management, LLC	$72,169	$248,978
Net Income Per Class A Share:
Net Income Available to Class A Share – Basic	$0.32	$1.60
Net Income Available to Class A Share –Diluted	$0.32	$1.59
Weighted Average Number of Class A Shares – Basic	147,776,519	131,249,034
Weighted Average Number of Class A Shares – Diluted	147,776,519	136,019,801

APOLLO GLOBAL MANAGEMENT, LLC
SEGMENT RESULTS (UNAUDITED)
(dollars in millions, except share data)
Summary of Combined Segment Results for Management Business and Incentive Business:

	Three Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014
Management Business:
Advisory and transaction fees from affiliates, net	$47.4	$65.1	$28.9	$55.2	$116.1
Management fees from affiliates	164.3	169.3	165.2	231.8	223.8
Carried interest income from affiliates:
Realized gains	9.0	10.1	9.1	8.7	8.5
Total management business revenues	220.7	244.5	203.2	295.7	348.4
Equity-based compensation(1)	17.4	16.8	16.5	15.6	58.1
Salary, bonus and benefits	73.4	69.3	81.3	70.8	80.5
Interest expense	7.5	7.6	7.2	7.0	3.1
Professional fees	15.4	21.6	18.4	27.0	19.0
General, administrative and other	22.6	25.9	21.3	27.3	24.4
Placement fees	9.4	3.1	3.2	26.7	1.8
Occupancy	9.8	10.2	9.8	10.1	9.9
Depreciation and amortization(2)	2.9	2.9	2.6	2.6	2.6
Total non-compensation expenses	67.6	71.3	62.5	100.7	60.8
Total management business expenses	158.4	157.4	160.3	187.1	199.4
Other income	7.2	5.2	22.8	8.7	6.4
Non-controlling interest(3)	(3.5)	(3.2)	(2.8)	(4.5)	(3.3)
Management Business Economic Net Income	66.0	89.1	62.9	112.8	152.1
Incentive Business:
Carried interest income:
Unrealized gains (losses)	771.4	(574.9)	311.3	(105.0)	(301.8)
Realized gains	345.2	840.5	638.9	631.8	462.7
Total carried interest income	1,116.6	265.6	950.2	526.8	160.9
Profit sharing expense:
Unrealized profit sharing expense	272.8	(219.6)	165.3	(23.2)	(99.1)
Realized profit sharing expense	150.8	346.8	259.3	221.0	203.1
Total profit sharing expense	423.6	127.2	424.6	197.8	104.0
Other income, net	—	0.3	2.9	7.0	14.0
Net gains (losses) from investment activities	4.0	(5.7)	(7.1)	(3.8)	18.0
Income from equity method investments	29.4	19.2	30.7	34.0	28.3
Other income	33.4	13.8	26.5	37.2	60.3
Incentive Business Economic Net Income	726.4	152.2	552.1	366.2	117.2
Total Economic Net Income	792.4	241.3	615.0	479.0	269.3
Income Tax Provision on Economic Net Income(4)	(28.8)	(21.2)	(64.1)	(35.0)	(50.7)
Total Economic Net Income After Taxes	$763.6	$220.1	$550.9	$444.0	$218.6
Non-GAAP Weighted Average Diluted Shares Outstanding (in millions)	392.1	393.8	394.8	395.3	398.1
Total ENI After Taxes per Share	$1.95	$0.56	$1.40	$1.12	$0.55

(1)
The combined amounts relate to restricted share units (“RSUs”) (excluding RSUs granted in connection with the 2007 private placement) and share options. Excludes equity-based compensation expense comprising amortization of Apollo Operating Group (“AOG”) units. Included for the three months ended March 31, 2014 is $45.6 million of non-cash expense related to equity-based compensation in connection with departure of an executive officer.

(2)	Includes amortization of leasehold improvements.

(3)	Reflects the remaining interest held by certain individuals who receive an allocation of income from certain of the credit management companies.

(4)
During the first quarter of 2014, the calculation of the income tax provision on economic net income was revised to include the benefit of tax deductions in excess of GAAP deductions from share-based arrangements, as further discussed in the definition of ENI After Taxes in the non-GAAP financial information and definitions section of this press release. The prior period financial data was recast to conform to the revised definition of income tax provision on economic net income. The difference in the ENI tax provision under the revised definition as compared to the previous methodology is $22.3 million or $0.06 per Class A share for each quarter presented in 2013.

APOLLO GLOBAL MANAGEMENT, LLC
SEGMENT RESULTS (UNAUDITED)
(dollars in millions, except share data)
Private Equity Segment:

	Three Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014
Management Business:
Advisory and transaction fees from affiliates, net	$24.5	$41.8	$5.6	$6.5	$37.7
Management fees from affiliates	66.3	65.7	64.8	88.0	79.4
Total management business revenues	90.8	107.5	70.4	94.5	117.1
Equity-based compensation	8.4	7.5	7.5	8.6	24.4	(1)
Salary, bonus and benefits	27.4	25.7	27.9	28.8	22.3
Other expenses	21.9	26.8	21.1	42.7	18.7
Total management business expenses	57.7	60.0	56.5	80.1	65.4
Other income	1.6	0.9	6.7	3.8	1.7
Management Business Economic Net Income	34.7	48.4	20.6	18.2	53.4
Incentive Business:
Carried interest income:
Unrealized gains (losses)	697.6	(509.7)	318.3	(51.5)	(293.6)
Realized gains	293.4	738.2	534.1	496.9	396.9
Total carried interest income	991.0	228.5	852.4	445.4	103.3
Profit sharing expense:					—
Unrealized profit sharing expense	256.0	(199.6)	129.0	(37.7)	(115.9)
Realized profit sharing expense	131.9	312.9	229.1	208.8	182.0
Total profit sharing expenses	387.9	113.3	358.1	171.1	66.1
Other income, net	—	0.1	0.4	1.2	1.6
Income from equity method investments	22.6	12.0	23.2	21.1	18.8
Total other income	22.6	12.1	23.6	22.3	20.4
Incentive Business Economic Net Income	625.7	127.3	517.9	296.6	57.6
Total Economic Net Income	$660.4	$175.7	$538.5	$314.8	$111.0

(1)	Included for the three months ended March 31, 2014 is $17.9 million of non-cash expense related to equity-based compensation in connection with the departure of an executive officer.

APOLLO GLOBAL MANAGEMENT, LLC
SEGMENT RESULTS (UNAUDITED)
(dollars in millions, except share data)
Credit Segment:

	Three Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014
Management Business:
Advisory and transaction fees from affiliates, net	$21.8	$22.0	$23.3	$47.6	$77.5
Management fees from affiliates	84.4	90.4	87.0	130.6	131.6
Carried interest income from affiliates:
Realized gains	9.0	10.1	9.1	8.7	8.5
Total management business revenues	115.2	122.5	119.4	186.9	217.6
Equity-based compensation	6.5	7.1	5.9	4.6	28.3	(1)
Salary, bonus and benefits	38.8	36.4	44.0	33.9	50.7
Other expenses	38.4	38.2	34.4	51.1	36.4
Total management business expenses	83.7	81.7	84.3	89.6	115.4
Other income	4.5	4.0	15.3	4.7	4.3
Non-controlling interest	(3.5)	(3.2)	(2.8)	(4.5)	(3.3)
Management Business Economic Net Income	32.5	41.6	47.6	97.5	103.2
Incentive Business:
Carried interest income:
Unrealized gains (losses)	73.2	(58.8)	(10.3)	(60.7)	(7.9)
Realized gains	51.5	102.1	104.8	134.9	65.8
Total carried interest income	124.7	43.3	94.5	74.2	57.9
Profit sharing expense:
Unrealized profit sharing expense	16.5	(15.5)	34.5	12.4	17.4
Realized profit sharing expense	18.8	33.9	30.2	11.9	21.1
Total profit sharing expense	35.3	18.4	64.7	24.3	38.5
Other income, net	—	0.2	2.5	5.8	12.4
Net gains (losses) from investment activities	4.0	(5.7)	(7.1)	(3.8)	18.0
Income from equity method investments	6.9	6.4	6.7	10.7	8.8
Total other income	10.9	0.9	2.1	12.7	39.2
Incentive Business Economic Net Income	100.3	25.8	31.9	62.6	58.6
Total Economic Net Income	$132.8	$67.4	$79.5	$160.1	$161.8

(1) Included for the three months ended March 31, 2014 is $23.2 million of non-cash expense related to equity-based compensation in connection with the departure of an executive officer.

APOLLO GLOBAL MANAGEMENT, LLC
SEGMENT RESULTS (UNAUDITED)
(dollars in millions, except share data)
Real Estate Segment:

	Three Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014
Management Business:
Advisory and transaction fees from affiliates, net	$1.1	$1.3	$—	$1.1	$0.9
Management fees from affiliates	13.6	13.2	13.4	13.2	12.8
Total management business revenues	14.7	14.5	13.4	14.3	13.7
Equity-based compensation	2.5	2.2	3.1	2.4	5.4	(1)
Salary, bonus and benefits	7.2	7.1	9.4	8.2	7.5
Other expenses	7.3	6.0	7.1	7.1	5.7
Total management business expenses	17.0	15.3	19.6	17.7	18.6
Other income	1.1	0.3	0.8	0.2	0.4
Management Business Economic Net Loss	(1.2)	(0.5)	(5.4)	(3.2)	(4.5)
Incentive Business:
Carried interest income (loss):
Unrealized gains (losses)	0.6	(6.4)	3.3	7.2	(0.3)
Realized gains	0.3	0.2	—	—	—
Total carried interest income	0.9	(6.2)	3.3	7.2	(0.3)
Profit sharing expense:
Unrealized profit sharing expense	0.3	(4.5)	1.8	2.1	(0.6)
Realized profit sharing expense	0.2	—	—	0.2	—
Total profit sharing expense	0.5	(4.5)	1.8	2.3	(0.6)
(Loss) Income from equity method investments	(0.1)	0.8	0.8	2.2	0.7
Incentive Business Economic Net Income (Loss)	0.3	(0.9)	2.3	7.1	1.0
Total Economic Net (Loss) Income	$(0.9)	$(1.4)	$(3.1)	$3.9	$(3.5)

(1) Included for the three months ended March 31, 2014 is $4.5 million of non-cash expense related to equity-based compensation in connection with the departure of an executive officer.

APOLLO GLOBAL MANAGEMENT, LLC
RECONCILIATION OF U.S. GAAP NET INCOME
ATTRIBUTABLE TO APOLLO GLOBAL MANAGEMENT
TO ECONOMIC NET INCOME
(UNAUDITED)

(dollars in millions)
Reconciliation of U.S. GAAP Net Income Attributable to Apollo Global Management, LLC to Economic Net Income:

	Three Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014
Net Income Attributable to Apollo Global Management, LLC	$249.0	$58.7	$192.5	$159.2	$72.2
Impact of non-cash charges related to equity-based compensation:
AOG units	15.0	15.0	—	—	—
RSUs - Private placement awards(1)	11.4	11.0	3.3	0.1	0.1
ARI restricted stock awards, ARI RSUs and AMTG RSUs	1.3	0.5	0.6	0.4	0.1
AAA RDUs	0.3	0.2	0.3	0.4	0.2
Total non-cash charges related to equity-based compensation	28.0	26.7	4.2	0.9	0.4
Income tax provision	18.6	18.1	47.2	23.7	32.5
Amortization of intangible assets associated with the 2007 reorganization and acquisitions	11.6	11.3	10.3	10.0	9.1
Net income attributable to Non-controlling Interests in Apollo Operating Group	485.2	126.5	360.8	285.2	155.1
Economic Net Income	$792.4	$241.3	$615.0	$479.0	$269.3

(1)	Represents RSU awards granted in connection with the 2007 private placement.

APOLLO GLOBAL MANAGEMENT, LLC
ASSETS UNDER MANAGEMENT
(UNAUDITED)
Assets Under Management—Fee-Generating and Non-Fee Generating
The table below sets forth fee-generating and non-fee generating AUM by segment as of March 31, 2014 and 2013 and December 31, 2013. Changes in market conditions, the additional funds raised and strategic acquisitions have had significant impacts to our AUM.

	As of March 31,				As of December 31,
	2014		2013		2013
	(in millions)
Total Assets Under Management	$159,326	(1)	$114,269	(1)	$161,177	(1)
Fee-generating	128,537		81,633		128,368
Non-fee generating	30,789	(1)	32,636	(1)	32,809	(1)

Private Equity	48,086		39,205		49,908
Fee-generating	34,207		27,868		34,173
Non-fee generating	13,879		11,337		15,735

Credit	101,228		63,535		100,886
Fee-generating	88,404		48,488		88,249
Non-fee generating	12,824		15,047		12,637

Real Estate	8,899		9,412		9,289
Fee-generating	5,926		5,277		5,946
Non-fee generating	2,973		4,135		3,343

(1)
As of March 31, 2014 and 2013 and December 31, 2013, includes $1.1 billion, $2.1 billion and $1.1 billion of commitments, respectively, that have yet to be deployed to an Apollo fund within our three segments.

The following table presents Carry Eligible AUM and Carry Generating AUM for each of our segments as of March 31, 2014 and 2013 and December 31, 2013:

	Carry Eligible AUM			Carry Generating AUM
	As of March 31,		As of December 31,	As of March 31,		As of December 31,
	2014	2013	2013	2014	2013	2013
	(in millions)
Private equity	$43,686	$38,040	$45,050	$22,857	$31,846	$24,791
Credit	36,297	36,505	34,580	25,758	28,513	23,539
Real estate	3,132	3,466	3,041	1,004	446	941
Total(1)	$84,254	$80,056	$83,729	$49,619	$60,805	$49,271

(1)
As of March 31, 2014 and 2013 and December 31, 2013, includes $1.1 billion, $2.0 billion, and $1.0 billion of commitments related to Carry Eligible AUM, respectively, that have yet to be deployed to an Apollo fund within our three segments.

APOLLO GLOBAL MANAGEMENT, LLC
ASSETS UNDER MANAGEMENT
(UNAUDITED)
The following tables summarize changes in total AUM for each of our segments for the three months ended March 31, 2014 and 2013:

	For the Three Months Ended March 31,
	2014		2013
	(in millions)
Change in Total AUM:
Beginning of Period	$161,177	(1)	$113,379	(1)
Income	1,815		4,057
Subscriptions/Capital raised	1,543		1,200
Distributions	(4,369)		(3,396)
Redemptions	(173)		(353)
Leverage	(667)		(618)
End of Period	$159,326	(1)	$114,269	(1)
Change in Private Equity AUM:
Beginning of Period	$49,908		$37,832
Income	388		3,282
Subscriptions/Capital raised	324		4
Distributions	(3,022)		(1,902)
Net segment transfers	—		212
Leverage	488		(223)
End of Period	$48,086		$39,205
Change in Credit AUM:
Beginning of Period	$100,886		$64,406
Income	1,322		731
Subscriptions/Capital raised	992		673
Distributions	(942)		(1,356)
Redemptions	(173)		(353)
Net segment transfers	(226)		(239)
Leverage	(631)		(327)
End of Period	$101,228		$63,535
Change in Real Estate AUM:
Beginning of Period	$9,289		$8,800
Income	86		44
Subscriptions/Capital raised	227		523
Distributions	(405)		(138)
Net segment transfers	226		251
Leverage	(524)		(68)
End of Period	$8,899		$9,412

(1)
As of March 31, 2014 and 2013, and December 31, 2013 and 2012, includes $1.1 billion, $2.1 billion, $1.1 billion, and $2.3 billion of commitments, respectively, that have yet to be deployed to an Apollo fund within our three segments.

APOLLO GLOBAL MANAGEMENT, LLC
ASSETS UNDER MANAGEMENT
(UNAUDITED)
The following tables summarize changes in total fee-generating AUM and fee-generating AUM for each of our segments for the three months ended March 31, 2014 and 2013:

	For the Three Months Ended March 31,
	2014	2013
	(in millions)
Change in Total Fee-Generating AUM:
Beginning of Period	$128,368	$81,934
Income	897	173
Subscriptions/Capital raised	1,294	1,079
Distributions	(1,463)	(911)
Redemptions	(154)	(370)
Net movements between Fee-Generating and Non-Fee Generating	148	165
Leverage	(553)	(437)
End of Period	$128,537	$81,633
Change in Private Equity Fee-Generating AUM:
Beginning of Period	$34,173	$27,932
(Loss) Income	(2)	61
Subscriptions/Capital raised	324	4
Distributions	(304)	(94)
Net segment transfers	—	196
Net movements between Fee-Generating and Non-Fee Generating	43	3
Leverage	(27)	(234)
End of Period	$34,207	$27,868
Change in Credit Fee-Generating AUM:
Beginning of Period	$88,249	$49,518
Income	885	62
Subscriptions/Capital raised	817	632
Distributions	(744)	(750)
Redemptions	(154)	(370)
Net segment transfers	(226)	(447)
Net movements between Fee-Generating and Non-Fee Generating	103	46
Leverage	(526)	(203)
End of Period	$88,404	$48,488
Change in Real Estate Fee-Generating AUM:
Beginning of Period	$5,946	$4,484
Income	14	50
Subscriptions/Capital raised	153	443
Distributions	(415)	(67)
Net segment transfers	226	251
Net movements between Fee-Generating and Non-Fee Generating	2	116
End of Period	$5,926	$5,277

APOLLO GLOBAL MANAGEMENT, LLC
FUND PERFORMANCE (UNAUDITED)
Investment Record

The following table summarizes the investment record by segment of our multi-year drawdown, commitment-based funds and strategic investment accounts (“SIAs”) that have a defined maturity date in which investors make a commitment to provide capital at the formation of such funds and deliver capital when called as investment opportunities become available. All amounts are as of March 31, 2014, unless otherwise noted:

											As of March 31, 2014				As of December 31, 2013
	Strategy	Vintage Year	Committed Capital	Total Invested Capital	Realized		Unrealized(1)		Total Value		Gross IRR		Net IRR		Gross IRR		Net IRR
			(in millions)
Private Equity(2):
Fund VIII(3)	Traditional Private Equity Funds	2013	$18,377	$462	$—		$462		$462		NM	(4)	NM	(4)	NM	(4)	NM	(4)
Fund VII	Traditional Private Equity Funds	2008	14,676	15,052	21,475		9,809		31,284		39%		30%		39%		30%
Fund VI	Traditional Private Equity Funds	2006	10,136	12,457	13,483		8,292		21,775		14		12		15		12
Fund V	Traditional Private Equity Funds	2001	3,742	5,192	12,453		506		12,959		61		44		61		44
Fund IV	Traditional Private Equity Funds	1998	3,600	3,481	6,776		26		6,802		12		9		12		9
Fund III	Traditional Private Equity Funds	1995	1,500	1,499	2,695		—		2,695		18		11		18		11
Fund I, II & MIA(5)	Traditional Private Equity Funds	1990/ 1992	2,220	3,773	7,924		—		7,924		47		37		47		37
Subtotal			$54,251	$41,916	$64,806		$19,095		$83,901		39%	(6)	26%	(6)	39%	(6)	26%	(6)
AION(3)	Other	2013	700	83	—		93		93		NM	(4)	NM	(4)	NM	(4)	NM	(4)
ANRP	Natural Resources	2012	1,323	403	25		464		489		15%		5%		18%		7%
Total Private Equity			$56,274	$42,402	$64,831		$19,652		$84,483
Credit:(7)
FCI II(3)	Structured Credit	2013	$1,542	$653	$—		$683		$683		NM	(4)	NM	(4)	NM	(4)	NM	(4)
ACRF II(8)	Structured Credit	2012	104	233	131		132		263		NM	(4)	NM	(4)	NM	(4)	NM	(4)
EPF II(9)(10)	Non-Performing Loans	2012	3,666	1,502	82		1,705		1,787		NM	(4)	NM	(4)	NM	(4)	NM	(4)
FCI(9)	Structured Credit	2012	559	443	173		468		641		16%		13%		NM	(4)	NM	(4)
AESI(9)(10)	European Credit	2011	490	840	698		360		1,058		23		18		23%		18%
AEC(9)	European Credit	2012	293	496	336		195		531		19		12		19		12
AIE II(10)	European Credit	2008	284	916	1,344		106		1,450		20		17		20		17
COF I	U.S. Performing Credit	2008	1,485	1,611	3,858		541		4,399		30		27		30		27
COF II	U.S. Performing Credit	2008	1,583	2,176	2,905		237		3,142		14		11		14		11
EPF I(10)	Non-Performing Loans	2007	1,783	2,343	2,422		1,136		3,558		21		16		21		16
ACLF	U.S. Performing Credit	2007	984	1,449	2,425		169		2,594		13		11		13		11
Artus(11)	U.S. Performing Credit	2007	107	190	226		—		226		7		7		7		7
Total Credit			$12,880	$12,852	$14,600		$5,732		$20,332
Real Estate:(7)
AGRE U.S. Real Estate Fund, L.P(12)	Equity	2012	867	496	78		558		636		18%		14%		17%		14%
AGRE Debt Fund I, LP	Debt	2011	957	954	241		825		1,066		13		11		13		11
2011 A4 Fund, L.P.	Debt	2011	235	206	280		24		304		15		13		14		12
AGRE CMBS Fund, L.P.	Debt	2009	419	301	489		26		515		14		11		14		11
CPI Capital Partners North America(13)	Equity	2006	600	453	319		61		380		17		12		17		13
CPI Capital Partners Asia Pacific(13)	Equity	2006	1,292	1,168	1,458		231		1,689		36		32		37		33
CPI Capital Partners Europe(10)(13)	Equity	2006	1,600	1,056	187		547		734		2		1		2		1
CPI Other(14)	Equity	Various	2,406	N/A	N/A	(14)	N/A	(14)	N/A	(14)	NM	(14)	NM	(14)	NM	(14)	NM	(14)
Total Real Estate			$8,376	$4,634	$3,052		$2,272		$5,324

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments.

(2)	Amounts presented are computed based on actual timing of the funds' cash inflows and outflows.

(3)
Fund VIII, AION Capital Partners Limited ("AION"), and Financial Credit Investment II, L.P. ("FCI II") were launched during 2013, 2012, and 2013 respectively. Fund VIII, AION, and FCI II had their final capital raises in 2013 establishing their vintage years.

(4)	Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.

(5)
Fund I and Fund II were structured such that investments were made from either fund depending on which fund had available capital. We do not differentiate between Fund I and Fund II investments for purposes of performance figures because they are not meaningful on a separate basis and do not demonstrate the progression of returns over time. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III were excluded assets in connection with the 2007 reorganization of Apollo. As a result, Apollo Global Management, LLC did not receive the economics associated with these entities. The investment performance of these funds is presented to illustrate fund performance associated with our managing partners and other investment professionals.

(6)	Total IRR is calculated based on total cash flows for all funds presented.

(7)
The investment record table for the credit and real estate funds and SIAs presented is computed based on the actual dates of capital contributions, distributions and ending limited partners’ capital as of the specified date.

(8)
As part of the acquisition of Stone Tower Capital, LLC (“Stone Tower”), Apollo acquired the manager of Apollo Structured Credit Recovery Master Fund II, Ltd. (“ACRF II”). Apollo became the manager of this fund upon completing the acquisition on April 2, 2012.

(9)
Apollo European Strategic Investment, L.P. (“AESI”) was launched during 2011 and established its vintage year in the fourth quarter of 2011. Apollo European Principal Finance Fund II, L.P. (“EPF II”), Apollo European Credit Master Fund, L.P, ("AEC"), and Financial Credit Investment I, L.P. (“FCI”) deployed capital prior to their vintage year and had their final capital raises in 2012, establishing their vintage year.

(10)	Funds are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.38 as of March 31, 2014.

(11)	Apollo/ Artus Investors 2007-I, L.P. ("Artus") liquidated during the fourth quarter of 2013. Amounts presented represent the historical performance and returns for the fund.

(12)
AGRE U.S. Real Estate Fund, L.P., a closed-end private investment fund that intends to make real estate-related investments principally located in the United States, held closings in January 2011, June 2011 and April 2012 for a total of $263 million in base capital commitments and $450 million in additional capital commitments. Additionally, there was $154 million of co-invest commitments raised, which is included in the figures in the table above. A co-invest entity within AGRE U.S. Real Estate Fund is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.67 as of March 31, 2014.

(13)
As part of the CPI acquisition, Apollo acquired general partner interests in fully invested funds. The gross and net IRRs are presented in the investment record table above since acquisition on November 12, 2010. The net IRRs from the inception of the respective fund to March 31, 2014 were (7)%, 8% and (9)% for the CPI Capital Partners North America, Asia Pacific and Europe funds, respectively. These net IRRs were primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010.

(14)
CPI Other consists of funds or individual investments of which we are not the general partner or manager and only receive fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. CPI Other fund performance is a result of invested capital prior to Apollo’s management of these funds. Return and certain other performance data are therefore not considered meaningful as we perform primarily an administrative role.

Credit

The following table summarizes the investment record for certain funds and SIAs within our credit segment with no maturity date. All amounts are as of March 31, 2014, unless otherwise noted:

				Net Return
	Strategy	Vintage Year	Net Asset Value as of March 31, 2014	Since Inception to March 31, 2014		For the Three Months Ended March 31, 2014		For the Three Months Ended March 31, 2013		Since Inception to December 31, 2013		For the Year Ended December 31, 2013
			(in millions)
ACSP(1)	Opportunistic Credit	2012	$327	29%		6%		NM	(2)	NM	(2)	NM	(2)
ACSF(3)	Opportunistic Credit	2011	292	NM	(3)	NM	(3)	NM	(3)	NM	(3)	NM	(3)
STCS(3)	Opportunistic Credit	2010	4	NM	(3)	NM	(3)	NM	(3)	NM	(3)	NM	(3)
SOMA(4)	Opportunistic Credit	2007	731	67		5		2%		58%		9%
ACF(3)	U.S. Performing Credit	2005	2,252	NM	(3)	NM	(3)	NM	(3)	NM	(3)	NM	(3)
Value Funds(5)	Opportunistic Credit	2003/2006	266	74		—		4		74		5
Totals			$3,872

(1)
Apollo Centre Street Partnership, L.P. (“ACSP”) is a strategic investment account with $615 million of committed capital. Net asset value is presented for the primary mandate and excludes investments in other Apollo funds.

(2)	Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.

(3)
As part of the Stone Tower acquisition, Apollo acquired the manager of Apollo Credit Strategies Master Fund Ltd. (“ACSF”), Stone Tower Credit Solutions Master Fund Ltd. (“STCS”), and Apollo Credit Master Fund Ltd. (“ACF”). As of March 31, 2014, the net returns from inception for ACSF, STCS and ACF were 42%, 42%, and 6% respectively. These returns were primarily achieved during a period in which Apollo did not make the initial investment decisions. Apollo became the manager of these funds upon completing the acquisition on April 2, 2012.

(4)	Net asset value and returns are for the primary mandate and excludes Apollo Special Opportunities Managed Account, L.P.’s (“SOMA”) investments in other Apollo funds.

(5)	Value Funds consist of Apollo Strategic Value Master Fund, L.P., together with its feeder funds, and Apollo Value Investment Master Fund, L.P., together with its feeder funds.

APOLLO GLOBAL MANAGEMENT, LLC
FUND PERFORMANCE (UNAUDITED)
The following table summarizes the investment record for our publicly traded vehicles by segment as of March 31, 2014:

						Net Returns
	Strategy	IPO Year(2)	Raised Capital(3)	Gross Assets	Current Net Asset Value	Since Inception to March 31, 2014		For the Three Months Ended March 31, 2014		For the Three Months Ended March 31, 2013		Since Inception to December 31, 2013		For the Year Ended December 31, 2013
		(in millions)
Private Equity:
AAA(1)	Other	2006	$1,823	$2,148	$2,146	N/A		11%		3%		N/A		21%
Credit:
AIF(4)	U.S. Performing Credit	2013	276	425	287	NM	(5)	NM	(5)	NM	(5)	NM	(5)	NM	(5)
AFT(4)	U.S. Performing Credit	2011	295	452	299	24%		2		4		22		9
AMTG(6)	Structured Credit	2011	791	3,820	770	N/A	(6)	N/A	(6)	N/A	(6)	N/A	(6)	N/A	(6)
AINV(7)	Opportunistic Credit	2004	2,978	3,380	1,925	N/A		N/A		N/A		70%		16
Real Estate:
ARI(8)	Debt	2009	720	1,016	688	N/A	(8)	N/A	(8)	N/A	(8)	N/A	(8)	N/A	(8)
Totals			6,883	11,241	6,115

(1)
AAA completed its initial public offering in June 2006 and is the sole limited partner in AAA Investments, L.P. (“AAA Investments”). Athene was AAA Investments’ only material investment as of March 31, 2014. AAA, through its investment in AAA Investments, was the largest shareholder of Athene Holding Ltd. as of March 31, 2014, with an approximate 72.5% ownership stake (without giving effect to restricted common shares issued under Athene’s management equity plan and conversion of AAA Investments' note receivable), and effectively 45% of the voting power of Athene. On April 4, 2014, Athene Holding Ltd. completed a private placement offering of common equity in which it raised $1.048 billion of primary commitments from third-party institutional and certain existing investors in Athene Holding Ltd. (the “Athene Private Placement”). Once the Athene Private Placement is fully drawn down, AAA Investments’ economic ownership of Athene is expected to decrease to approximately 51.5% (without giving effect to restricted common shares issued under Athene’s management equity plan, conversion to common shares of AAA Investments’ note receivable from Athene, or common shares to be issued under Apollo’s services agreements with Athene and AAA subsequent to April 29, 2014). Represents the net return calculated based on period over period changes in net asset value. Additional information related to AAA can be found on its website www.apolloalternativeassets.com. The information contained in AAA’s website is not part of this press release.

(2)
An initial public offering ("IPO") year represents the year in which the vehicle commenced trading on a national securities exchange. Apollo Tactical Income Fund Inc. (“AIF”), Apollo Senior Floating Rate Fund Inc. ("AFT"), and Apollo Residential Mortgage, Inc. ("AMTG") are publicly traded vehicles traded on the New York Stock Exchange ("NYSE"). Apollo Investment Corporation ("AINV") is a public company traded on the National Association of Securities Dealers Automated Quotation. AAA is a publicly traded vehicle traded on Eurnoext Amsterdam.

(3)	Amounts represent raised capital net of offering and issuance costs.

(4)
AFT and AIF completed their initial public offerings during the first quarter of 2011 and 2013, respectively. Gross Assets represents total managed assets of these closed-end funds. Refer to www.agmfunds.com for the most recent financial information on AFT and AIF. The information contained on AFT’s and AIF’s website is not part of this press release.

(5)
Returns have not been presented as the publicly traded vehicle commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.

(6)	Refer to www.apolloresidentialmortgage.com for the most recent financial information on AMTG. The information contained in AMTG’s website is not part of this press release.

(7)
Net return for AINV represents net asset value return including reinvested dividends. Refer to www.apolloic.com for the most recent public financial information on AINV. The information contained in AINV’s website is not part of this press release. All amounts are as of December 31, 2013 unless otherwise noted.

(8)	ARI is a public company traded on the NYSE. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained in ARI’s website is not part of this press release.
Athene and SIAs

As of March 31, 2014, Athene Asset Management, L.P. had $59.2 billion of total AUM in accounts owned by or related to Athene, of which approximately $9.8 billion, was either sub-advised by Apollo or invested in Apollo funds and investment vehicles. Of the approximately $9.8 billion of assets, the vast majority were in sub-advisory managed accounts that manage high grade credit asset classes, such as CLO debt, commercial mortgage backed securities, and insurance-linked securities.

Apollo also manages CLOs within our credit segment, with such CLOs representing a total AUM of approximately $9.6 billion as of March 31, 2014. Such CLO performance information is not included in the above investment record tables.

As of March 31, 2014, Apollo managed approximately $14 billion of total AUM in SIAs which include certain SIAs in the investment record tables above and capital deployed from certain SIAs across our private equity, credit and real estate funds. The above investment record tables exclude certain funds with an aggregate AUM of approximately $5.2 billion as of March 31, 2014, which were excluded because management deemed them to be immaterial.

APOLLO GLOBAL MANAGEMENT, LLC
SUPPLEMENTAL SEGMENT INFORMATION (UNAUDITED)
Supplemental Segment Information
Dollars Invested
The following table summarizes by segment the dollars invested for funds and SIAs with a defined maturity date and certain funds and SIAs in our real estate debt strategy during the specified reporting periods:

	For the Three Months Ended March 31,
	2014	2013
	(in millions)
Private equity	$557	$1,190
Credit	1,729	1,135
Real Estate	494	848
Total dollars invested	$2,780	$3,173
Uncalled Commitments
The following table summarizes the uncalled commitments by segment as of March 31, 2014 and 2013, and December 31, 2013:

	As of March 31, 2014	As of March 31, 2013	As of December 31, 2013
	(in millions)
Private equity	$23,687	$6,315	$23,689
Credit	6,413	5,349	7,113
Real Estate	983	1,221	971
Total Uncalled Commitments(1)(2)	$32,173	$15,005	$32,852

(1)
As of March 31, 2014 and 2013 and December 31, 2013, includes $1.1 billion, $2.1 billion and $1.1 billion of commitments, respectively, that have yet to be deployed to an Apollo fund within our three segments.

(2)
As of March 31, 2014 and 2013 and December 31, 2013, $28.5 billion, $13.9 billion, and $29.5 billion, respectively, represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements.

Cost and Fair Value of our Funds’ Investments by Segment
The following table provides a summary of the cost and fair value of our funds’ investments by segment for the funds and SIAs listed in the investment record tables:

	As of March 31, 2014		As of March 31, 2013		As of December 31, 2013
	(in millions)
Private Equity:
Cost	$14,063		$17,529		$14,213
Fair Value	21,800		28,408		23,432
Credit:
Cost	$16,636	(1)	$15,509	(2)	$15,642
Fair Value	17,128	(1)	16,697	(2)	16,656
Real Estate:
Cost	$3,184		$4,202		$4,246
Fair Value	3,117		4,083		4,160

(1)	AINV cost and fair value amounts are as of December 31, 2013.

(2)	AINV and AMTG cost and fair value amounts are as of December 31, 2012.
As of March 31, 2014, approximately 70% of the value of our fund investments on a gross basis was determined using market-based valuation methods (i.e., reliance on broker or listed exchange quotes) and the remaining 30% was determined primarily by comparable company and industry multiples or discounted cash flow models. For our private equity, credit and real estate segments, the percentage determined using market-based valuation methods as of March 31, 2014 was 58%, 80% and 52%, respectively.

APOLLO GLOBAL MANAGEMENT, LLC
CARRIED INTEREST RECEIVABLE AND CARRIED INTEREST INCOME
(LOSS) SUMMARY (UNAUDITED)
The table below presents an analysis of our (i) carried interest receivable on an unconsolidated basis and (ii) realized and unrealized carried interest income (loss) for our combined segments’ Incentive Business as of and for the three months ended March 31, 2014:

	As of March 31, 2014		For the Three Months Ended March 31, 2014
	Carried Interest Receivable on an Unconsolidated Basis		Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss)
	(in millions)
Private Equity Funds:
Fund VII	$773.5		$(117.3)	$259.1	$141.8
Fund VI	522.0		(175.6)	111.7	(63.9)
Fund V	54.3		11.2	10.5	21.7
Fund IV	5.4		(2.3)	—	(2.3)
AAA/Other (1)(2)	219.0		(9.6)	15.6	6.0
Total Private Equity Funds	1,574.2		(293.6)	396.9	103.3
Credit Funds:
U.S. Performing Credit	162.9		1.1	17.5	18.6
Opportunistic Credit	48.5		15.1	1.0	16.1
Structured Credit	60.7		7.0	—	7.0
European Credit	18.0		3.2	3.3	6.5
Non-Performing Loans	119.8		(34.3)	44.0	9.7
Total Credit Funds	409.9		(7.9)	65.8	57.9
Real Estate Funds:
CPI Funds	4.0		(1.3)	—	(1.3)
AGRE U.S. Real Estate Fund, L.P.	6.8		1.2	—	1.2
Other	4.1		(0.2)	—	(0.2)
Total Real Estate Funds	14.9		(0.3)	—	(0.3)
Total	$1,999.0	(3)	$(301.8)	$462.7	$160.9

(1)	Includes certain strategic investment accounts.

(2)
Includes $121.3 million of carried interest receivable from AAA Investments' investment in Athene Holding Ltd., which may be settled in shares of Athene Holding Ltd. (valued at the then fair market value) if there is a distribution in kind of shares of Athene Holding Ltd. by AAA Investments to AAA; in the event there is not a distribution of shares, the receivable will be settled in cash. During the three months ended March 31, 2014, Apollo earned $20.4 million from AAA Investments' investment in Athene Holding Ltd.

(3)
There was a corresponding profit sharing payable of $894.1 million as of March 31, 2014 that resulted in a net carried interest receivable on an unconsolidated basis of $1,104.9 million as of March 31, 2014. Included within profit sharing payable are contingent consideration obligations of $126.5 million.

APOLLO GLOBAL MANAGEMENT, LLC
SUPPLEMENTAL SHARE INFORMATION (UNAUDITED)
The table below presents Non-GAAP weighted average diluted shares outstanding for the three months ended March 31, 2014 and 2013:

	For the Three Months Ended March 31,
	2014	2013
Total GAAP Weighted Average Outstanding Class A Shares:
Basic	147,776,519	131,249,034
Non-GAAP Adjustments:
AOG units	228,954,598	240,000,000
Vested RSUs(1)	21,386,107	20,840,703
Non-GAAP Weighted Average Diluted Shares Outstanding	398,117,224	392,089,737

(1)
Vested RSUs presented have not yet been issued in the form of Class A shares. As a result, the amount of vested RSUs indicated has been excluded from the outstanding Class A share basic and diluted amounts.

The table below presents Non-GAAP diluted shares outstanding as of March 31, 2014 and 2013:

	As of March 31,
	2014	2013
Total GAAP Outstanding Class A Shares:
Basic	148,952,653	132,145,332
Non-GAAP Adjustments:
AOG units	228,954,598	240,000,000
Vested RSUs(1)	21,310,057	21,117,958
Non-GAAP Diluted Shares Outstanding	399,217,308	393,263,290

(1)
Vested RSUs presented have not yet been issued in the form of Class A shares. As a result, the amount of vested RSUs indicated has been excluded from the outstanding Class A share basic and diluted amounts.

Note: In addition to fully diluted shares outstanding above, there were approximately 4.0 million and 4.2 million unvested RSUs that participate in distributions as of March 31, 2014 and 2013, respectively.

APOLLO GLOBAL MANAGEMENT, LLC
NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

Non-GAAP Financial Information
Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”):

•
Economic Net Income, or ENI, as well as ENI After Taxes are key performance measures used by management in evaluating the performance of Apollo’s private equity, credit and real estate segments. Management also believes the components of ENI such as the amount of management fees, advisory and transaction fees and carried interest income are indicative of Apollo’s performance. Management uses these performance measures in making key operating decisions such as the following:

—	Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires;

—	Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and

—
Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in such funds and those of the company’s shareholders by providing such individuals a profit sharing interest in the carried interest income earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on the company’s performance and growth for the year.

These measures of profitability have certain limitations in that they do not take into account certain items included under U.S. GAAP. ENI represents segment income (loss) attributable to Apollo Global Management, LLC, which excludes the impact of non-cash charges related to RSUs granted in connection with the 2007 private placement and amortization of AOG units, income tax expense, amortization of intangibles associated with the 2007 reorganization as well as acquisitions and Non-controlling Interests excluding the remaining interest held by certain individuals who receive an allocation of income from certain of our credit management companies. In addition, segment data excludes the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements.

•
ENI After Taxes represents ENI adjusted to reflect income tax provision on ENI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG units for Class A shares of Apollo Global Management, LLC. The assumptions and methodology impact the implied income tax provision which is consistent with those methodologies and assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP, with the exception of including the benefit of tax deductions in excess of GAAP deductions from share-based arrangements. We believe this measure is more consistent with how we assess the performance of our segments which is described above in our definition of ENI.

•
ENI After Taxes per Share represents ENI After Taxes which is divided by Non-GAAP Weighted Average Diluted Shares Outstanding. We believe ENI After Taxes per Share provides useful information to shareholders because management uses ENI After Taxes per Share as the basis to derive our earnings available for the determination of distributions to Class A shareholders.

•
Non-GAAP Weighted Average Diluted Shares Outstanding is calculated using the GAAP Weighted Average Outstanding Class A Shares plus Non-GAAP adjustments assuming (i) the exchange of all of the AOG units for 228,954,598 Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining ENI After Taxes per Share described above.

•
Non-GAAP Diluted Shares Outstanding is calculated using the GAAP Outstanding Class A Shares plus Non-GAAP adjustments assuming (i) the exchange of all of the AOG units for 228,954,598 Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions.

APOLLO GLOBAL MANAGEMENT, LLC
NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)
Definitions

•
Assets Under Management, or AUM, refers to the investments we manage or with respect to which we have control, including capital we have the right to call from our investors pursuant to their capital commitments to various funds. Our AUM equals the sum of:

(i)	the fair value of our private equity investments plus the capital that we are entitled to call from our investors pursuant to the terms of their capital commitments;

(ii)
the net asset value, or “NAV,” of our credit funds, other than certain collateralized loan obligations (“CLOs”) and collateralized debt obligations (“CDOs”), which have a fee generating basis other than the mark-to-market value of the underlying assets, plus used or available leverage and/or capital commitments;

(iii)
the gross asset value or net asset value of our real estate entities and the structured portfolio company investments included within the funds we manage, which includes the leverage used by such structured portfolio companies;

(iv)	the incremental value associated with the reinsurance investments of the portfolio company assets that we manage; and

(v)
the fair value of any other investments that we manage plus unused credit facilities, including capital commitments for investments that may require pre-qualification before investment plus any other capital commitments available for investment that are not otherwise included in the clauses above.

Our AUM measure includes Assets Under Management for which we charge either no or nominal fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers.

We use AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

•
Fee-generating AUM consists of assets that we manage and on which we earn management fees or monitoring fees pursuant to management agreements on a basis that varies among the Apollo funds. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, are generally based on the total value of certain structured portfolio company investments, which normally include leverage, less any portion of such total value that is already considered in fee-generating AUM.

•	Non-fee generating AUM consists of assets that do not produce management fees or monitoring fees. These assets generally consist of the following:

(i)	fair value above invested capital for those funds that earn management fees based on invested capital;

(ii)	net asset values related to general partner and co-investment ownership;

(iii)	unused credit facilities;

(iv)	available commitments on those funds that generate management fees on invested capital;

(v)	structured portfolio company investments that do not generate monitoring fees; and

(vi)	the difference between gross asset and net asset value for those funds that earn management fees based on net asset value.

APOLLO GLOBAL MANAGEMENT, LLC
NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

•
Carry Eligible AUM refers to the AUM that may eventually produce carried interest income. All funds for which we are entitled to receive a carried interest income allocation are included in Carry Eligible AUM, regardless of whether or not they are currently generating carried interest income. Carry Eligible AUM is inclusive of available capital for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements that are not currently part of the NAV or fair value of investments that may eventually produce carried interest income.

•
Carry Generating AUM refers to AUM that is currently generating carried interest income or is above its hurdle rate or preferred return. Carry Generating AUM does not include uncalled commitments because they are not part of the NAV or fair value of investments that are currently generating carried interest income.

We use non-fee generating AUM combined with fee-generating AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. Non-fee generating AUM includes assets on which we could earn carried interest income.

•
Dollars invested is the aggregate amount of capital, including capital commitments from the limited partner investors in our funds, that have been invested by our multi-year drawdown, commitment-based funds and SIAs that have a defined maturity date and for funds and SIAs in our real estate debt strategy during a given period, which we believe is a useful supplemental measure because it provides shareholders with information about the capital deployed for investment opportunities in a given period.

•
Uncalled commitments represents unfunded capital commitments that certain of Apollo’s funds and SIAs have received from limited partners to fund future or current investments and expenses, which we believe is a useful supplemental measure because it provides shareholders with information about the unfunded capital commitments available to be deployed for future or current investments and expenses for our private equity funds.

•
“Gross IRR” of a private equity fund represents the cumulative investment-related cash flows for all of the investors in the fund on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on March 31, 2014 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors.

•
“Net IRR” of a private equity fund means the gross IRR applicable to all investors, including related parties which may not pay fees, net of management fees, organizational expenses, transaction costs, and certain other fund expenses (including interest incurred by the fund itself). The realized and the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner, thereby reducing the balance attributable to fund investors carried interest all offset to the extent of interest income, and measures returns based on amounts that, if distributed, would be paid to investors of the fund to the extent that a private equity fund exceeds all requirements detailed within the applicable fund agreement.